Exhibit 99.1

NEWS RELEASE

SPX REPORTS FOURTH QUARTER 2010 RESULTS

Earnings Per Share from Continuing Operations Exceeds Guidance

CHARLOTTE, NC — February 17, 2011 — SPX Corporation (NYSE:SPW) today reported results for the fourth quarter and year ended December 31, 2010:

Fourth Quarter Highlights:

•                  Revenues of $1.33 billion increased slightly from $1.32 billion in the year-ago quarter.  Organic revenues* declined 3.0%, while completed acquisitions and currency fluctuations impacted revenues by 4.4% and (1.3)%, respectively.

•                  Segment income and margins were $160.4 million and 12.1%, compared with $168.9 million and 12.8% in the year-ago quarter.

•                  Diluted net income per share from continuing operations was $1.30, compared with a loss of $1.62 in the year-ago quarter.  The fourth quarter 2010 results include a tax benefit of $8.6 million, or $0.17 per share, associated with the settlement of certain legacy tax matters.

•                  Adjusted net income per share from continuing operations*, which excludes the impact of the tax benefit noted above, was $1.13, compared to the company’s guidance of $0.95 to $1.10.

•                  Net cash from continuing operations was $213.6 million, compared with $226.2 million in the year-ago quarter. The decline in cash flow was due primarily to a voluntary pension contribution of $100 million in the fourth quarter of 2010.  This was partially offset by other changes in working capital and lower cash spending on restructuring.

•                  Free cash flow from continuing operations* during the quarter was $173.6 million, compared with $193.1 million in the year-ago quarter.  The decrease was due primarily to the items noted above, in addition to higher capital expenditures.

Full Year 2010 Highlights:

•                  Revenues increased 0.9% to $4.89 billion from $4.85 billion in 2009.  Organic revenues declined 2.4%, while completed acquisitions and currency fluctuations impacted reported revenues by 3.8% and (0.5)%, respectively.

•                  Segment income and margins were $560.3 million and 11.5%, compared with $587.8 million and 12.1% in 2009.

•                  Diluted net income per share from continuing operations was $3.86, compared with $0.95 in 2009.  The full year 2010 results include net tax benefits of $28.6 million, or $0.57 per share, associated with the settlement of certain tax matters and charges of $25.6 million, or $0.33 per share, associated with the early termination of debt and related interest rate swap agreements.

•                  Adjusted net income per share from continuing operations was $3.62, excluding the items noted above, as compared to the company’s guidance of $3.45 to $3.60.

•                  Net cash from continuing operations was $256.7 million, compared with $463.2 million in 2009.  The current year net cash from continuing operations included cash usage of $24.5 million for the early termination of debt and associated interest rate swap agreements.  The remaining decline in cash flow was due primarily to the fourth quarter 2010 pension contribution and investments in working capital, particularly accounts receivable, as a result of organic growth in the second half of 2010.  This was partially offset by lower cash spending on restructuring.

•                  Adjusted free cash flow from continuing operations* for 2010, which excludes the cash paid in connection with the early debt termination noted above, was $205.5 million, compared with free cash flow of $370.4 million in 2009.  The decrease in cash flow was due primarily to the items noted above, partially offset by lower capital expenditures in 2010.

“We are pleased with our 2010 results as we have met or exceeded all the consolidated financial expectations we set at the beginning of the year and made progress towards our long term goals,” said Christopher J. Kearney, Chairman, President and Chief Executive Officer of SPX. “We are in a strong financial position with sufficient flexibility to continue to make strategic investments as opportunities arise.

“As we move into 2011 we are encouraged by many positive trends across our end markets, and remain confident in, and committed to executing, our long term strategy,” Kearney added.

FINANCIAL HIGHLIGHTS — CONTINUING OPERATIONS

Flow Technology

Revenues for the fourth quarter of 2010 were $486.2 million compared to $437.9 million in the fourth quarter of 2009, an increase of $48.3 million, or 11.0%.  Organic revenues increased 2.8%.  The 2010 acquisitions of Anhydro and Gerstenberg Schroeder increased reported revenue by 9.2%, while the impact of currency fluctuations decreased revenues by 1.0% from the year-ago quarter.

Segment income was $70.9 million, or 14.6% of revenues, in the fourth quarter of 2010 compared to $62.7 million, or 14.3% of revenues, in the fourth quarter of 2009.  The increase in segment income was due primarily to the contributions of the 2010 acquisitions of Anhydro and Gerstenberg.  Segment income and margin also benefited from positive product mix and leverage on the organic growth compared to the year-ago quarter.  However, the segment margin improvement was partially offset by 50 basis points of dilution from the acquisitions.

Test and Measurement

Revenues for the fourth quarter of 2010 were $252.1 million compared to $219.2 million in the fourth quarter of 2009, an increase of $32.9 million, or 15.0%.  Organic revenues increased 17.4%, driven primarily by increased sales of diagnostic and service tools to vehicle manufacturers and their dealer service networks.  The impact of currency fluctuations decreased revenues by 2.4% from the year-ago quarter.

Segment income was $21.7 million, or 8.6% of revenues, in the fourth quarter of 2010 compared to $19.4 million, or 8.9% of revenues, in the fourth quarter of 2009.  The increase in segment income was due primarily to the impact of the organic revenue increase noted above.  The positive impact of the organic growth on segment margin was more than offset by a lower LIFO adjustment in the fourth quarter of 2010 as compared to the fourth quarter of 2009.  Excluding the impact of the fourth quarter 2010 and 2009 LIFO adjustments, segment margin would have increased 120 basis points.

Thermal Equipment and Services

Revenues for the fourth quarter of 2010 were $418.8 million compared to $487.4 million in the fourth quarter of 2009, a decrease of $68.6 million, or 14.1%.  Organic revenues declined 16.1% in the quarter, driven primarily by lower demand for cooling systems, particularly in China. The December 2009 SPX Heat Transfer Inc. acquisition increased reported revenues by 3.5%, while the impact of currency fluctuations decreased reported revenues by 1.5%, from the year-ago quarter.

Segment income was $52.8 million, or 12.6% of revenues, in the fourth quarter of 2010 compared to $63.3 million, or 13.0% of revenues, in the fourth quarter of 2009.  The decline in segment income and margin was due primarily to the organic decline noted above, partially offset by the incremental income from the SPX Heat Transfer Inc. acquisition.

Industrial Products and Services

Revenues for the fourth quarter of 2010 were $167.9 million compared to $178.8 million in the fourth quarter of 2009, a decrease of $10.9 million, or 6.1%.  Organic revenues declined 6.3% in the quarter, driven primarily by pricing declines for power transformers.  Completed acquisitions increased reported revenues by 0.4%, while the impact of currency fluctuations decreased reported revenues by 0.2%, from the year-ago quarter.

Segment income was $15.0 million, or 8.9% of revenues, in the fourth quarter of 2010 compared to $23.5 million, or 13.1% of revenues, in the fourth quarter of 2009.  The decrease in segment income and margin was due primarily to the impact of the pricing decline for power transformers.

OTHER ITEMS

Dividend:   On November 24, 2010, the company announced that its Board of Directors had declared a quarterly dividend of $0.25 per common share to shareholders of record on December 15, 2010, which was paid on January 4, 2011.

Discontinued Operations:  During the fourth quarter of 2010, the company completed the sale of a product line previously reported in the Thermal Equipment and Services segment.

The financial condition, results of operations, cash flows and realized loss from the sale of this product line has been reported as discontinued operations in the attached consolidated financial statements.

Acquisition:  On February 16, 2011, the company announced that it had entered into a definitive agreement with Teradyne Inc. to acquire all the assets of their Teradyne Diagnostics Solutions business.  This business is a leading global supplier of diagnostic solutions for transportation OEMs and automotive dealerships with annual revenue of approximately $40 million.

Form 10-K:  The company expects to file its annual report on Form 10-K for the year ended December 31, 2010 with the Securities and Exchange Commission by March 1, 2011.  This press release should be read in conjunction with that filing, which will be available on the company’s website at www.spx.com, in the Investor Relations section.

About SPX:  Based in Charlotte, North Carolina, SPX Corporation (NYSE: SPW) is a global Fortune 500 multi-industry manufacturing leader with nearly $5 billion in annual revenue, operations in more than 35 countries and approximately 15,500 employees.  The company’s highly-specialized, engineered products and technologies serve customers in three primary strategic growth markets: infrastructure, process equipment and diagnostic tools.  Many of SPX’s innovative solutions are playing a role in helping to meet rising global demand, particularly in emerging markets, for electricity, processed foods and beverages and vehicle services.  The company’s products include thermal heat transfer equipment for power plants; power transformers for utility companies; process equipment for the food & beverage industry; and diagnostic tools and equipment for the vehicle service industry.  For more information, please visit www.spx.com.

* Non-GAAP number. See attached financial schedules for reconciliation to most comparable GAAP number.

Certain statements in this press release are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby.  Please read these results in conjunction with the company’s documents filed with the Securities and Exchange Commission, including the company’s annual reports on Form 10-K and quarterly reports on Form 10-Q.  These filings identify important risk factors and other uncertainties that could cause actual results to differ from those contained in the forward-looking statements.  Actual results may differ materially from these statements.  The words “believe,” “expect,” “anticipate,” “estimate,” “guidance,” “target” and similar expressions identify forward-looking statements.  Although the company believes that the expectations reflected in its forward-

looking statements are reasonable, it can give no assurance that such expectations will prove to be correct.  In addition, estimates of future operating results are based on the company’s current complement of businesses, which is subject to change. Statements in this press release speak only as of the date of this press release, and SPX disclaims any responsibility to update or revise such statements

Contact:

Ryan Taylor (Investors)	Jennifer H. Epstein (Media)
704-752-4486	704-752-7403/704-804-3717
E-mail: investor@spx.com	jennifer.epstein@spx.com

SPX CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited; in millions, except per share amounts)

	Three months ended		Twelve months ended
	December 31, 2010	December 31, 2009	December 31, 2010	December 31, 2009

Revenues	$1,325.0	$1,323.3	$4,886.8	$4,845.6

Costs and expenses:
Cost of products sold	936.4	937.2	3,454.0	3,426.0
Selling, general and administrative	267.9	249.3	1,024.4	959.2
Intangible amortization	7.7	5.5	27.1	21.5
Impairment of goodwill and other intangible assets	1.7	194.8	1.7	194.8
Special charges, net	16.3	18.6	36.4	73.1
Operating income (loss)	95.0	(82.1)	343.2	171.0

Other income (expense), net	(0.6)	0.7	(21.3)	(19.7)
Interest expense	(23.7)	(23.4)	(87.2)	(92.1)
Interest income	1.5	1.5	5.4	7.5
Loss on early extinguishment of interest rate protection agreements and term loan	—	—	(25.6)	—
Equity earnings in joint ventures	7.9	7.5	30.2	29.4
Income (loss) from continuing operations before income taxes	80.1	(95.8)	244.7	96.1
Income tax (provision) benefit	(15.7)	16.2	(53.1)	(47.1)
Income (loss) from continuing operations	64.4	(79.6)	191.6	49.0

Loss from discontinued operations, net of tax	(0.2)	(2.7)	(0.5)	(6.4)
Gain (loss) on disposition of discontinued operations, net of tax	(0.4)	9.1	11.7	(26.4)
Income (loss) from discontinued operations	(0.6)	6.4	11.2	(32.8)

Net income (loss)	63.8	(73.2)	202.8	16.2

Less: Net loss attributable to noncontrolling interests	(1.5)	(1.1)	(2.8)	(15.5)

Net income (loss) attributable to SPX Corporation common shareholders	$65.3	$(72.1)	$205.6	$31.7

Amounts attributable to SPX Corporation common shareholders:
Income (loss) from continuing operations, net of tax	$65.9	$(80.0)	$194.4	$47.2
Income (loss) from discontinued operations, net of tax	(0.6)	7.9	11.2	(15.5)
Net income (loss)	$65.3	$(72.1)	$205.6	$31.7

Basic income per share of common stock:
Income (loss) from continuing operations attributable to SPX Corporation common shareholders	$1.32	$(1.62)	$3.91	$0.96
Income (loss) from discontinued operations attributable to SPX Corporation common shareholders	(0.01)	0.16	0.23	(0.32)
Net income (loss) per share attributable to SPX Corporation common shareholders	$1.31	$(1.46)	$4.14	$0.64

Weighted average number of common shares outstanding - basic	49.941	49.316	49.718	49.363

Diluted income per share of common stock:
Income (loss) from continuing operations attributable to SPX Corporation common shareholders	$1.30	$(1.62)	$3.86	$0.95
Income (loss) from discontinued operations attributable to SPX Corporation common shareholders	(0.01)	0.16	0.22	(0.31)
Net income (loss) per share attributable to SPX Corporation common shareholders	$1.29	$(1.46)	$4.08	$0.64

Weighted average number of common shares outstanding - diluted	50.718	49.316	50.347	49.797

SPX CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited; in millions)

	December 31,	December 31,
	2010	2009
ASSETS
Current assets:
Cash and equivalents	$455.4	$522.9
Accounts receivable, net	1,164.8	1,044.7
Inventories	564.3	559.3
Other current assets	176.1	121.2
Deferred income taxes	67.9	56.1
Assets of discontinued operations	—	8.4
Total current assets	2,428.5	2,312.6
Property, plant and equipment:
Land	40.8	39.1
Buildings and leasehold improvements	264.1	250.4
Machinery and equipment	767.1	712.0
	1,072.0	1,001.5
Accumulated depreciation	(526.8)	(455.2)
Property, plant and equipment, net	545.2	546.3
Goodwill	1,634.6	1,600.0
Intangibles, net	719.5	708.3
Deferred income taxes	—	115.3
Other assets	555.5	442.5
TOTAL ASSETS	5,883.3	$5,725.0

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$538.8	$475.0
Accrued expenses	1,080.1	986.6
Income taxes payable	16.3	40.3
Short-term debt	36.3	74.4
Current maturities of long-term debt	50.8	76.0
Liabilities of discontinued operations	—	7.6
Total current liabilities	1,722.3	1,659.9

Long-term debt	1,110.5	1,128.6
Deferred and other income taxes	86.9	92.1
Other long-term liabilities	859.6	962.9
Total long-term liabilities	2,057.0	2,183.6

Equity:
SPX Corporation shareholders’ equity:
Common stock	986.7	979.0
Paid-in capital	1,461.1	1,425.7
Retained earnings	2,358.6	2,203.0
Accumulated other comprehensive loss	(192.6)	(213.6)
Common stock in treasury	(2,516.1)	(2,523.3)
Total SPX Corporation shareholders’ equity	2,097.7	1,870.8
Noncontrolling interests	6.3	10.7
Total equity	2,104.0	1,881.5
TOTAL LIABILITIES AND EQUITY	$5,883.3	$5,725.0

SPX CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited; in millions)

	Three months ended		Twelve months ended
	December 31, 2010	December 31, 2009	December 31, 2010	December 31, 2009
Cash flows from (used in) operating activities:
Net income (loss)	$63.8	$(73.2)	$202.8	$16.2
Less: Income (loss) from discontinued operations, net of tax	(0.6)	6.4	11.2	(32.8)
Income (loss) from continuing operations	64.4	(79.6)	191.6	49.0
Adjustments to reconcile income (loss) from continuing operations to net cash from operating activities:
Special charges, net	16.3	18.6	36.4	73.1
Impairment of goodwill and other intangible assets	1.7	194.8	1.7	194.8
Loss on early extinguishment of interest rate protection agreements and term loan	—	—	25.6	—
(Gain) loss on sale of product line	—	0.3	—	(1.1)
Deferred and other income taxes	45.7	(30.5)	61.0	(21.0)
Depreciation and amortization	30.1	25.9	113.0	105.9
Pension and other employee benefits	17.8	13.5	68.4	53.5
Stock-based compensation	5.7	5.9	31.1	27.6
Other, net	11.8	(0.2)	15.5	16.3
Changes in operating assets and liabilities, net of effects from acquisitions and divestitures:
Accounts receivable and other assets	12.0	216.8	(218.3)	319.4
Inventories	14.5	114.5	16.3	160.1
Accounts payable, accrued expenses and other	(0.7)	(233.7)	(57.4)	(447.3)
Cash spending on restructuring actions	(5.7)	(20.1)	(28.2)	(67.1)
Net cash from continuing operations	213.6	226.2	256.7	463.2
Net cash from (used in) discontinued operations	(0.5)	(0.5)	(3.1)	7.9
Net cash from operating activities	213.1	225.7	253.6	471.1

Cash flows from (used in) investing activities:
Proceeds from asset sales and other	7.3	0.7	9.6	3.6
(Increase) decrease in restricted cash	1.0	(0.5)	3.5	8.4
Business acquisitions and other investments, net of cash acquired	(8.5)	(131.4)	(130.6)	(131.4)
Capital expenditures	(40.0)	(33.1)	(75.7)	(92.8)
Net cash used in continuing operations	(40.2)	(164.3)	(193.2)	(212.2)
Net cash from discontinued operations	2.7	5.8	10.1	24.0
Net cash used in investing activities	(37.5)	(158.5)	(183.1)	(188.2)

Cash flows from (used in) financing activities:
Borrowings under senior credit facilities	—	210.5	164.0	424.5
Repayments under senior credit facilities	(96.0)	(186.4)	(825.5)	(503.0)
Borrowing under senior note	—	—	600.0	—
Borrowings under trade receivables agreement	55.0	11.0	90.0	138.0
Repayments under trade receivables agreement	(71.0)	(10.0)	(112.0)	(116.0)
Net repayments under other financing arrangements	(0.7)	6.3	(1.7)	(17.6)
Purchases of common stock	—	—	—	(113.2)
Proceeds from exercise of employee stock options and other, net of minimum withholdings paid on behalf of employees for net share settlements	9.0	0.9	3.5	1.2
Purchase of noncontrolling interest in subsidiary	—	0.2	—	(3.0)
Financing fees paid	(0.4)	—	(13.0)	—
Dividends paid	(14.6)	(12.9)	(52.3)	(50.3)
Net cash from (used in) continuing operations	(118.7)	19.6	(147.0)	(239.4)
Net cash from discontinued operations	—	—	—	0.2
Net cash from (used in) financing activities	(118.7)	19.6	(147.0)	(239.2)
Change in cash and equivalents due to changes in foreign exchange rates	7.5	(2.0)	9.0	3.3
Net change in cash and equivalents	64.4	84.8	(67.5)	47.0
Consolidated cash and equivalents, beginning of period	391.0	438.1	522.9	475.9
Consolidated cash and equivalents, end of period	$455.4	$522.9	$455.4	$522.9

SPX CORPORATION AND SUBSIDIARIES

RESULTS OF OPERATIONS BY SEGMENT

(Unaudited; in millions)

	Three months ended			Twelve months ended
	December 31, 2010	December 31, 2009%		December 31, 2010	December 31, 2009%
Flow Technology

Revenues	$486.2	$437.9	11.0%	$1,662.2	$1,634.1	1.7%
Gross profit	169.9	148.6		583.5	549.9
Selling, general and administrative expense	94.8	83.0		354.4	327.6
Intangible amortization expense	4.2	2.9		13.5	11.4
Segment income	$70.9	$62.7	13.1%	$215.6	$210.9	2.2%
as a percent of revenues	14.6%	14.3%		13.0%	12.9%

Test and Measurement

Revenues	$252.1	$219.2	15.0%	$924.0	$810.4	14.0%
Gross profit	76.3	66.5		275.7	234.0
Selling, general and administrative expense	52.9	45.3		192.7	175.5
Intangible amortization expense	1.7	1.8		6.4	7.1
Segment income	$21.7	$19.4	11.9%	$76.6	$51.4	49.0%
as a percent of revenues	8.6%	8.9%		8.3%	6.3%

Thermal Equipment and Services

Revenues	$418.8	$487.4	-14.1%	$1,602.1	$1,595.5	0.4%
Gross profit	104.6	120.7		402.8	378.9
Selling, general and administrative expense	50.2	56.8		202.8	204.6
Intangible amortization expense	1.6	0.6		6.3	2.5
Segment income	$52.8	$63.3	-16.6%	$193.7	$171.8	12.7%
as a percent of revenues	12.6%	13.0%		12.1%	10.8%

Industrial Products and Services

Revenues	$167.9	$178.8	-6.1%	$698.5	$805.6	-13.3%
Gross profit	42.0	53.0		188.1	267.8
Selling, general and administrative expense	26.8	29.3		112.8	113.6
Intangible amortization expense	0.2	0.2		0.9	0.5
Segment income	$15.0	$23.5	-36.2%	$74.4	$153.7	-51.6%
as a percent of revenues	8.9%	13.1%		10.7%	19.1%

Total segment income	$160.4	$168.9		$560.3	$587.8
Corporate expenses	28.8	22.3		95.5	83.8
Pension and postretirement expense	12.9	9.4		52.4	37.5
Stock-based compensation expense	5.7	5.9		31.1	27.6
Impairment of goodwill and other intangibles	1.7	194.8		1.7	194.8
Special charges, net	16.3	18.6		36.4	73.1
Consolidated Operating Income (Loss)	$95.0	$(82.1)	215.7%	$343.2	$171.0	100.7%

SPX CORPORATION AND SUBSIDIARIES

ORGANIC REVENUE RECONCILIATION

(Unaudited)

	Three months ended December 31, 2010
	Net Revenue		Foreign	Organic Revenue
	Growth (Decline)	Acquisitions	Currency	Growth (Decline)

Flow Technology	11.0%	9.2%	(1.0)%	2.8%

Test and Measurement	15.0%	—%	(2.4)%	17.4%

Thermal Equipment and Services	(14.1)%	3.5%	(1.5)%	(16.1)%

Industrial Products and Services	(6.1)%	0.4%	(0.2)%	(6.3)%

Consolidated	0.1%	4.4%	(1.3)%	(3.0)%

	Twelve months ended December 31, 2010
	Net Revenue		Foreign	Organic Revenue
	Growth (Decline)	Acquisitions	Currency	Growth (Decline)

Flow Technology	1.7%	5.6%	0.2%	(4.1)%

Test and Measurement	14.0%	—%	(1.1)%	15.1%

Thermal Equipment and Services	0.4%	5.5%	(1.1)%	(4.0)%

Industrial Products and Services	(13.3)%	0.4%	(0.1)%	(13.6)%

Consolidated	0.9%	3.8%	(0.5)%	(2.4)%

SPX CORPORATION AND SUBSIDIARIES

FREE CASH FLOW  RECONCILIATION

(Unaudited; in millions)

	Three months ended		Twelve months ended
	December 31, 2010	December 31, 2009	December 31, 2010	December 31, 2009

Net cash from continuing operations	$213.6	$226.2	$256.7	$463.2

Capital expenditures - continuing operations	(40.0)	(33.1)	(75.7)	(92.8)

Free cash flow from continuing operations	$173.6	$193.1	$181.0	$370.4

Cash paid on early extinguishement of interest rate protection agreements and term loan			24.5

Adjusted free cash flow from continuing operations			$205.5

SPX CORPORATION AND SUBSIDIARIES

CASH AND DEBT RECONCILIATION

(Unaudited; in millions)

Twelve months ended
December 31, 2010

Beginning cash and equivalents	$522.9

Operational cash flow	256.7
Business acquisitions and other investments, net of cash acquired	(130.6)
Capital expenditures	(75.7)
Decrease in restricted cash	3.5
Proceeds from asset sales and other	9.6
Borrowings under senior credit facilities	164.0
Borrowings under senior note	600.0
Repayments under senior credit facilities	(825.5)
Net borrowings under other financing arrangements	(1.7)
Net repayments under trade receivables agreement	(22.0)
Financing fees paid	(13.0)
Proceeds from exercise of employee stock options and other, net of minimum withholdings paid on behalf of employees for net share settlements	3.5
Dividends paid	(52.3)
Cash from discontinued operations	7.0
Change in cash due to changes in foreign exchange rates	9.0

Ending cash and equivalents	$455.4

	Debt at				Debt at
	12/31/2009	Borrowings	Repayments	Other	12/31/2010

Term loan	$600.0	$—	$(600.0)	$—	$—
Domestic revolving loan facility	61.5	164.0	(225.5)	—	—
6.875% senior notes	—	600.0	—	—	600.0
7.625% senior notes	500.0	—	—	—	500.0
7.50% senior notes	28.2	—	—	—	28.2
6.25% senior notes	21.3	—	—	—	21.3
Trade receivables financing arrangement	22.0	90.0	(112.0)	—	—
Other indebtedness	46.0	13.8	(15.5)	3.8	48.1

Totals	$1,279.0	$867.8	$(953.0)	$3.8	$1,197.6

SPX CORPORATION AND SUBSIDIARIES

ADJUSTED EARNINGS PER SHARE RECONCILIATION

(Unaudited)

	Three months ended		Twelve months ended
	December 31, 2010	December 31, 2009	December 31, 2010	December 31, 2009

Diluted net income (loss) per share of common stock from continuing operations attributable to SPX Corporation common shareholders	$1.30	$(1.62)	$3.86	$0.95

Impairment of goodwill and other intangible assets	—	3.39	—	3.40

Tax matters	(0.17)	(0.43)	(0.57)	(0.43)

Anti-dilutive earnings impact on share calculation	—	0.02	—	—

Loss on early extinguishment of interest rate protection agreements and term loan	—	—	0.33	—

Adjusted diluted net income per share of common stock from continuing operations attributable to SPX Corporation common shareholders	$1.13	$1.36	$3.62	$3.92